DEED OF PLEDGE

1. As security for the obligations of Trinity Learning Corporation, a company incorporated in accordance with the laws of the State of Utah in the United States of America under Entity Number 5118314-042 ("the pledgor") to Great Owl Limited (a company incorporated in accordance with the laws of the British Virgin Islands ("BVI") under Registration Number 541543) ("the creditor") pursuant to clause 21 of the Definitive Agreement concluded by and between the pledgor and the creditor in respect of Aryshire Trading Limited (a company incorporated in accordance with the laws of the BVI under Registration Number 500829) ("Aryshire"), to which this deed of pledge is attached as Appendix E ("the Definitive Agreement"), the pledgor pledges to and in favour of the creditor 510 (five hundred and ten) ordinary shares in the issued share capital of Aryshire of a nominal value of US$1.00 (one United States Dollar) per share, representing 51% (fifty one per centum) of the entire issued share capital of Aryshire ("the shares").

2. In order to perfect the pledge of the shares, the pledgor undertakes forthwith to deliver to Reed Smith of London ("Reed Smith") the share certificates in respect of the shares in negotiable form, to be retained by Reed Smith for the pledgor's and the creditor's respective rights and interests.

3. In the event of the creditor becoming entitled for any reason to exercise the rights set out in 21 of the Definitive Agreement, the pledgor hereby irrevocably nominates, constitutes and appoints the creditor as the pledgor's attorney and agent in the pledgor's name, place and stead:

     3.1 to sign and execute all such documents and to do all such things as it in its sole and absolute discretion may consider to be necessary or desirable to give effect to this pledge;

     3.2 to receive from Aryshire all dividends which may become payable in respect of the shares or any of them.

4. The pledgor and the creditor hereby absolve Reed Smith absolutely from any liability for any loss or damage which the pledgor and/or the creditor may suffer as a consequence, directly or indirectly, of the creditor exercising or purporting to exercise any of the creditor's rights set out herein.

5. The pledgor hereby absolves the creditor absolutely from any liability for any loss or damage which the pledgor may suffer as a consequence, directly or indirectly, of the creditor lawfully exercising any of the creditor's rights set out herein.

6. The provisions of this deed shall continue to be of full force and effect and binding on the pledgor notwithstanding:


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     6.1  any indulgence which may be shown or given by the creditor to the plegor. No such indulgence shall constitute a waiver of any of the rights of the creditor, which shall not thereby be precluded from exercising any rights against the pledgor which may have arisen in the past or which might arise in the future;

     6.2 the creditor's receipt of any dividend or other benefit in any liquidation or judicial management, compromise or composition; or

     6.3 the creditor's release in whole or in part of any other security and/or any other person to any suretyship or other undertaking of any kind.

7. Notwithstanding anything to the contrary contained herein this pledge shall terminate on the date upon which the shares are released by Reed Smith pursuant to clause 21 of the Definitive Agreement provided that the pledge shall terminate on the tenth anniversary of the closing date (as defined in the Definitive Agreement) if the deemed sale contained in clause 21 of the Definitive agreement has not occurred.

8. The provisions of clause 9 and 12 of the Definitive Agreement shall apply mutatis mutandis to this deed of pledge.

9. No addition to, variation, or agreed cancellation of this deed of pledge shall be of any force or effect unless in writing and signed by the creditor and the pledgor.

10. The pledgor chooses 2526 Durant Avenue, Berkeley, California 947074 and the creditor chooses c/o Rosebank Limited,1st Floor, Bloc C, L'Estoril, Avenue Princess Grace, Monte Carlo, MONACO, as their respective domicilia citandi et executandi ("domicilium") for the purpose of receiving any notice, the serving of any process and for any other purpose arising from this deed. Either the pledgor or the creditor, as the case may be, shall be entitled from time to time, by written notice to the other, to vary his/its domicilium to any other address within United States of America or the British Virgins Islands, as the case may be, which is not a post office box or poste restante. Any notice given by either party to the other for the time being which:

     10.1 is delivered by hand shall be deemed to have been received at the time of delivery;

     10.2 is posted by courier shall be deemed to have been received on the fourth day after the date of posting.


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11.  All costs of and incidental to this deed including the stamp duty payable thereon shall be borne and paid by the pledgor.


12. This deed may be signed in any number of separate counterparts, including facsimile counterparts, each of which when signed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Deed of Pledge to be executed as a deed this 1st day of September 2003.


Executed as a deed by TRINITY
LEARNING CORPORATION acting by
_______________ who in accordance
with the laws of the territory
in which Trinity Learning
Corporation is incorporated is
acting under the authority of
Trinity Learning Corporation            _________________________________


Executed as a deed by GREAT OWL
LIMITED acting by _____________
who in accordance with the laws of
the territory in which Great Owl
Limited is incorporated is acting
under the authority of Great Owl
Limited                                 _________________________________